SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or Section 15(d)
                     of the Securities Exchange Act of 1934





                          Date of Report - June 11, 2002



                              CH ENERGY GROUP, INC.
             (Exact name of registrant as specified in its charter)



NEW YORK                         0-30512                    14-1804460
--------                         -------                    ----------
State or other               (Commission File              (IRS Employer
jurisdiction of               Identification)                 Number)
incorporation number

284 South Avenue, Poughkeepsie, New York                    12601-4879
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code (845) 452-2000

Item 2.           Acquisition or Disposition of Assets.

     Reference is made to (i) the subcaption "CH Resources, Inc." under the caption "Subsidiaries of CH Services," under Part I, Item 1, of the Annual Report, on Form 10-K as amended by Form 10-K/A, of CH Energy Group, Inc. ("Corporation") for the fiscal year ended December 31, 2001 and (ii) Item 1(b) of Part II of the Corporation's Form 10-Q Quarterly Report, for the quarterly period ended March 31, 2002, for a description of the proposed sale of CH Resources, Inc. ("CH Resources") by Central Hudson Energy Services, Inc. ("CH Services"); CH Resources and CH Services being wholly owned affiliates of the Corporation.

     On May  31,  2002,  CH  Services  sold  all of its  stock  ownership  in CH
Resources to WPS Power Development, Inc., a Wisconsin Corporation, for $58 million in cash. The principal assets of CH Resources are three (3) electric generating facilities. Certain potential post-closing liabilities continue with respect to such sale. CH Services expects to realize a modest gain on the sale following final adjustment of post-closing items.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              CH ENERGY GROUP, INC.
                                                  (Registrant)


                                     By:        /s/ Donna S. Doyle
                                            --------------------------
                                                  DONNA S. DOYLE
                                            Vice President - Accounting
                                                  and Controller

Dated:    June 11, 2002